PROSPECTUS AND			PRICING SUPPLEMENT NO. 18
PROSPECTUS SUPPLEMENT,		Effective at 1:00 PM ET
each dated June 18, 1997	February 9, 1998
CUSIP: 24422EJM2			Commission File No.: 333-28145
					Filed pursuant to Rule 424(b)(3)


		U.S. $1,462,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each March 15, September 15,
commencing on March 15, 1998,
and at Maturity

PRINCIPAL AMOUNT:                   $25,000,000

DATE OF ISSUE:				February 12, 1998

MATURITY DATE:				February 14, 2000

INTEREST RATE:				5.70% PER ANNUM

REDEMPTION PROVISIONS:			NONE

PLAN OF DISTRIBUTION:			Credit Suisse First Boston
                                    has purchased the Senior Notes as
                                    principal at a price of 99.955% of
                                    the aggregate principal amount of
                                    the Senior Notes.




Credit Suisse First Boston
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